As filed with the Securities and Exchange Commission on November 4, 2025

Registration No. 333-290764

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to
FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Lytus Technologies Holdings PTV. Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Unit 504, Building 3 Studio City

Dubai, United Arab Emirates

(Address of Principal Executive Offices)

+91-981985321

(Registrant’s telephone number, including area code)

Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan

(Full title of the plan)

CCS Global Solutions, Inc.

530 Seventh Avenue, Suite 508

New York, NY 10018

(315) 930-4588

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

David E. Danovitch, Esq.

Michael DeDonato, Esq.
Sullivan & Worcester LLP

1251 Avenue of the Americas

New York, NY 10020

Tel: 212-660-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-290764) (as the same may be amended and/or supplemented from time to time, the “Registration Statement”) of Lytus Technologies Holdings PTV. Ltd. (the “Registrant”) is being filed as an exhibit-only filing solely in order to file Exhibits 5.1 and 23.2 to the Registration Statement and amend and restate the exhibit index included in the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature pages to the Registration Statement, and Exhibits 5.1 and 23.2. of the remainder of the Registration Statement is unchanged hereby and has been omitted. Except as set forth herein, this Amendment speaks as of the original filing date of the Registration Statement, does not reflect events that may have occurred subsequent to the original filing date thereof, and does not modify or update in any way disclosures made in the original Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document
4.1	Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1, filed with the SEC on April 1, 2021)
4.2	Amended and Restated Memorandum and Articles of Association of Lytus Technologies Holdings PTV. Ltd. (incorporated by reference to Exhibit 1.1 to the Registrant’s Report on Form 6-K, furnished to the SEC on May 27, 2025)
4.3	Extract of the Memorandum of Resolutions by the Directors (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1, filed with the SEC on April 1, 2021)
4.4	Resolutions by the Directors (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1, filed with the SEC on April 1, 2021)
4.5	Description of Share Capital (incorporated by reference to Exhibit 2.1 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on August 14, 2025)
5.1*	Opinion of McW Todman & Co.
10.1	Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8, filed with the SEC on November 22, 2023)
10.2	Amendment No. 1 to Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on September 13, 2024)
10.3	Amendment No. 2 to Lytus Technologies Holdings PTV. Ltd. 2023 Employee Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 8, 2025)
23.1	Consent of Shah Teelani & Associates (incorporated by reference to Exhibit 23.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 8, 2025)
23.2*	Consent of McW Todman & Co. (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 8, 2025)
107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on October 8, 2025)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Florida,  United States, on November 4, 2025.

Lytus Technologies Holdings PTV. Ltd.

By:	/s/ Dharmesh Pandya
Dharmesh Pandya
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director	November 4, 2025
Dharmesh Pandya	(Principal Executive Officer)

*	Chief Financial Officer and Director	November 4, 2025
Shreyas Shah	(Principal Accounting and Financial Officer)

*	Director	November 4, 2025
Rajeev Kheror

*	Director	November 4, 2025
Parvez Master

*	Director	November 4, 2025
Robert M. Damante

* By:	/s/ Dharmesh Pandya
Name:	Dharmesh Pandya
Title:	Attorney-in-fact

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Signature of Authorized U.S. Representative of Registrant

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lytus Technologies Holdings PTV. Ltd., has signed this Registration Statement on November 4, 2025.

By:	/s/ Dharmesh Pandya
	Name:	Dharmesh Pandya
	Title:	Chief Executive Officer

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